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                                  EXHIBIT 99.2


            FORM OF VERSUS TECHNOLOGIES, INC. STOCK OPTION AGREEMENT
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                             STOCK OPTION AGREEMENT

     MEMORANDUM OF AGREEMENT made as of the * day of *, *, between VERSUS Technologies Inc., a corporation incorporated under the laws of Canada (the
"CORPORATION") and    .    (the "OPTIONEE");

     WHEREAS:

     (a) On February 2, 1999, the board of directors of the Corporation (the "BOARD") approved the VERSUS Employee Stock Option Plan and on March 4, 1999, the Board amended such plan (as amended, the "PLAN"). The Plan was subsequently restated to reflect the conversion of the Corporation's outstanding class A shares and class B shares into Common Shares and the completion of an initial public offering of Common Shares by way of prospectus. A copy of the Restated Plan (the "RESTATED PLAN") is attached as Schedule A;

     (b) The Board determined that the Optionee should receive Options to purchase Shares pursuant to the Restated Plan (such terms and all other capitalized terms not otherwise defined herein having the meaning ascribed thereto in the Restated Plan) in such number, at such Exercise Price and on the terms and conditions set forth in this Agreement; and

     (c) The Optionee desires to receive the Options on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, in consideration of the sum of $2.00 and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1. GRANT OF OPTIONS. The Corporation hereby grants to the Optionee, as a matter of separate agreement and not in lieu of salary or any other
     compensation for service   .   Options, each of which entitle the Optionee
     to purchase one Common Share (or, in the event of any reclassification or conversion of such shares into other shares in the capital the Corporation, the shares in the capital of the Corporation resulting from such reclassification or into which one Common Share is converted) from the Corporation pursuant to the terms and conditions set forth in this Agreement and the Restated Plan.

2.   EXERCISE PRICE. The Exercise Price for each Option shall be $*.

3.   EXERCISE OF OPTIONS.

     (a) Options may be exercised by delivering to the Secretary of the Corporation, at such place as the Corporation's executive office may then be located:
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          (i)  a Notice of Agreement of Exercise of Options, substantially in the form attached hereto as Schedule B, specifying the number of Options being exercised, and

          (ii) full payment of the Exercise Price for such Options, either in cash or by certified cheque, payable to the Corporation.

     (b) Promptly upon receipt of the Notice of Agreement of Exercise of Options and the full payment of the aggregate Exercise Price by the Optionee, the Corporation hereby agrees to deliver to the Optionee properly executed share certificate(s) representing the Shares being purchased.

4. EXERCISE OF OPTIONS.

     (a) The Optionee may exercise some or all of the Options granted hereunder until all of the Options have been exercised in full, provided that, an Option may only be exercised by the Optionee during the period from and after the Vesting Date for such Option until (but excluding) the Expiry Date for such Option.

     (b) The Vesting Dates and, subject to Section 5 of this Agreement, the Expiry Dates of the Options granted hereunder are as follows:

          Vesting Date        Expiry Date         Number of Options Vested
          ------------        -----------         ------------------------
                                                            .
                                                            .
                                                            .

     (c) The exercise of an Option will be contingent upon receipt by the Corporation of payment of the Exercise Price of such Option. Neither the Optionee nor the Optionee's legal representative, legatee or distributee shall be, nor shall such person be considered to be, a holder of any Optioned Share, unless and until such Share has been fully paid for on the exercise of the Option.

5. CHANGES IN EMPLOYMENT STATUS. If the Optionee resigns, retires, or has his or her employment or services terminated otherwise than by death or for cause, the Optionee's Options may be exercised, to the extent that the Optionee is entitled to do so at the time of resignation, retirement or termination, at any time within the period of thirty (30) days immediately after such event, at which time the unexercised Options will expire. If the employment or services of the Optionee are terminated for cause, then any Options granted to the Optionee shall terminate at the time of notice to the Optionee by the Corporation of termination of the employment or services of the Optionee.
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6.   DEATH OF OPTIONEE. In the event of the death of the Optionee, the Options may be exercised, to the extent that the Optionee was entitled to do so at the time of his or her death, by his or her executors or other legal representatives at any time up to and including the date six months immediately following the date of death of the Optionee, at which time the unexercised Options will expire.

7.   EFFECT OF TAKE-OVER BID.

     (a) If a bona fide offer for Shares is made to the Optionee or to shareholders generally or to a class of shareholders which includes the Optionee, and the offer, if accepted in whole or in part by any person or persons, would result in the offeror (the "OFFEROR") beneficially owning a sufficient number of shares to control the Corporation within the meaning of subsection 1(3) of the Securities Act (Ontario) (as amended from time to time) (a "TAKE-OVER BID"), then the Corporation shall, immediately upon receipt of a notice of the Take-over Bid, notify the Optionee with full particulars thereof. In such circumstances, notwithstanding the provisions of Section 4 of this Agreement, Options granted pursuant to this Agreement shall be exercisable immediately.

     (b) If the Offeror will complete the purchase contemplated by the Take-over Bid only if the Offeror acquires all of the issued and outstanding Shares subject to the Take-over Bid, the Corporation shall be entitled to deliver written notice (a "COMPULSORY SALE NOTICE") to the Optionee within ten (10) days following the making of the Take-over Bid, stating that the Optionee shall be required to sell the Shares held by him or her to the Offeror at the time of completion of, and upon the same terms and conditions as those contained in, the Take-over Bid other than a condition relating to the Optionee being obligated to sell his or her Shares to the Offeror.

     (c) If the Corporation gives a Compulsory Sale Notice to the Optionee, then the Optionee shall be obligated to sell all of the Shares held by him or her upon such terms specified in the Take-over Bid to the Offeror, conditional upon the completion of the transaction of purchase and sale contemplated in the Take-over Bid.

     (d) The Optionee acknowledges that in the event he or she receives a Compulsory Sale Notice which the Corporation is entitled to deliver hereunder and he or she fails to execute or cause to be executed all such agreements and documents as may be necessary to enable the Shares held by him or her to be sold to the Offeror as provided herein, the Corporation may, as the true and lawful attorney for such shareholder with full power of substitution in the name of and on behalf of such shareholder in accordance with the Powers of Attorney Act (Ontario) (as amended from time to time), with no restriction or limitation in that regard, and declaring that such power of attorney may be exercised during any subsequent legal incapacity on its part, execute and deliver all such agreements and documents as may be necessary to permit the sale of such Shares to the Offeror to be completed as herein provided and
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          reflected on the books of the Corporation. This power of attorney shall not be revoked or terminated by any act or thing unless this Agreement is terminated or unless the Optionee ceased to be bound by the provisions hereof.

8. COVENANTS OF CORPORATION. The Corporation covenants to issue Shares from treasury on the exercise of the Options in the same number and for the same consideration as established by the Options.

9. CHANGES TO SHARES. Notwithstanding any other provision of this Agreement, in the event of any change, from time to time, in the Shares by reason of any stock dividend, stock split, recapitalization, reclassification, amalgamation, merger, consolidation, combination or exchange of Shares or distribution rights to holders of Shares or any other form of corporate reorganization whatsoever, an equitable adjustment shall be made to any Options then outstanding and the Exercise Price in respect of such Options. Such adjustments shall be made by the Board, after considering the recommendation of the Compensation Committee and, subject to applicable law, shall be conclusive for and binding for all purposes of the Restated Plan and this Agreement.

10. NOTICE. Any notice required or permitted to be given or made hereunder shall be in writing and shall be effectively given or made, if sent by prepaid registered mail, on the second business day following the mailing thereof and, if sent by telecopier or other means of recorded communication, on the business day on which it was sent,

     (a)  to the Corporation at:

          VERSUS Technologies Inc.
          181 Bay Street, Suite 3810
          Toronto, Ontario
          M5J 2T3

          Attention:  Douglas E. Steiner, Chief Executive Officer

          Telecopier:  (416) 864-3918

     (b)  to the Optionee at:

          VERSUS Technologies Inc.
          181 Bay Street, Suite 3810
          Toronto, Ontario
          M5J 2T3

          Attention:  .

          Telecopier:  (416) 864-3918

Any party hereto may from time to time change its address for notice by notice to the other party given in the manner aforesaid. For the purposes of this Agreement, the term "business
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day" means any day of the year other than Saturday, Sunday or any day which
Canadian chartered banks are required or authorized to close in Toronto, Ontario.

11.  MISCELLANEOUS.

     (a) AMENDMENTS. This Agreement may not be amended nor may any rights hereunder be waived except by agreement in writing executed by the parties hereto.

     (b) GOVERNING LAW. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     (c)  TIME OF THE ESSENCE. Time shall be of the essence of this Agreement.

     (d) GENDER. In this Agreement, all words importing the masculine gender shall be interpreted as including the feminine gender.

     (e) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, with respect to the granting of the within Option.

     (f) ENUREMENT. This Agreement shall enure to the benefit of and bind the parties hereto and shall enure to the benefit and be binding upon the parties' respective heirs, executors, successors, administrators and assigns.

     (g) ASSIGNMENT. This Agreement and the Options granted hereunder are not assignable or transferable by any party without the prior express written consent of other party hereto.

     (h) FURTHER ASSURANCES. The parties hereto agree to sign such further and other papers and documents and do and perform and cause to be done or performed and to do such further acts and things that may be necessary and desirable to give full force and effect to this Agreement and every part hereof.

     (i) APPROVALS. This Agreement and the obligations of the Corporation to issue and deliver the Shares on the exercise of the Options granted hereby shall be subject to the prior approval of any regulatory authority or stock exchange having jurisdiction over the securities of the Corporation or the Restated Plan where such prior approval is required by applicable laws, regulations or the policies or by-laws of such regulatory authority or stock exchange.

     (j) SCHEDULES. The following are the Schedules attached to and forming part of this Agreement:

          Schedule A - Restated VERSUS Employee Stock Option Plan;
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     Schedule B - Notice and Agreement of Exercise of Options;

     IN WITNESS WHEREOF this Agreement has been executed by the parties as of the date first above written.

                                            VERSUS TECHNOLOGIES INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

SIGNED, SEALED & DELIVERED
in the presence of:


------------------------------------        ------------------------------------
Witness                                     Name
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                                   SCHEDULE B

                   NOTICE OF AGREEMENT OF EXERCISE OF OPTIONS
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TO:  VERSUS Technologies Inc.


     I hereby exercise ___________________________ Options granted pursuant to a Stock Option Agreement made as of__________________________.

     Enclosed is cash or a certified cheque payable to VERSUS Technologies Inc. for $_____________________, being the aggregate of $8.62 per Option for the ______ Options referred to in the preceding paragraph.

     I hereby agree to assist the Corporation in the filing of, and will timely file, all reports that I may be required to file under the applicable securities laws.

     Shares issued on the exercise of the Options specified above are to be issued in the following registration:


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(Print Optionee's Name)                 (Optionee's Signature)



                                        ----------------------------------------
                                        (Address)


Dated at __________________, this ________day of _______________, ________.